UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2018 (November 29, 2018)

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.                                        Regulation FD Disclosure

Members of senior management of SL Green Realty Corp. (the “Company”) will make a presentation during the Company’s 2018 Annual Investor Conference on Monday, December 3, 2018 (the “Investor Conference”). At the Investor Conference, the Company will provide its earnings guidance for the year ending December 31, 2019 of net income per share of $2.70 to $2.80, and Funds From Operations (“FFO”) per share of $6.85 to $6.95. In addition, the Company will revise its previously announced earnings guidance of net income per share of $2.32 to $2.42, and FFO per share of $6.70 to $6.80 for the year ending December 31, 2018 to $5.09 to $5.13 of net income per share, and $6.58 to $6.62 of FFO per share.

The revised guidance for the year ending December 31, 2018 reflects $0.15 per share of costs related to the early repayment of the debt secured by One Madison Avenue.

The presentation will be available online via webcast on our corporate website at www.slgreen.com under the “Investors — Presentations & Webcasts” section. An audio replay and a copy of the presentation will be available on our corporate website following the Investor Conference.

The following table reconciles estimated net income per share (diluted) to FFO per share (diluted) for the years ending December 31, 2018 and 2019.

	Year Ending December 31,		Year Ending December 31,
	2018	2018	2019	2019
Net income per share attributable to SL Green stockholders (diluted)	$5.09	$5.13	$2.70	$2.80
Add:
Depreciation and amortization	3.02	3.02	2.54	2.54
Joint ventures depreciation and noncontrolling interests adjustments	2.03	2.03	1.64	1.64
Net income attributable to noncontrolling interests	—	—	—	—
Loss on sale of real estate, net	0.32	0.32	—	—
Depreciable real estate reserve	0.07	0.07	—	—
Less:
Equity in net gain on sale of interest in unconsolidated joint venture / real estate	3.29	3.29	—	—
Purchase price and other fair value adjustments	0.63	0.63	—	—
Depreciation on non-real estate assets	0.03	0.03	0.03	0.03
Funds From Operations per share attributable to SL Green common stockholders and noncontrolling interests (diluted)	$6.58	$6.62	$6.85	$6.95

The information being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01                                           Other Events.

On November 29, 2018, the Company issued a press release announcing that the Company’s Board of Directors has increased the Company’s quarterly dividend on its common stock and OP units by 4.6%, resulting in a new annual dividend of $3.40 per share, and declared the fourth quarter dividend of $0.85 per share of common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On November 30, 2018, the Company issued a press release announcing that the Company’s Board of Directors authorized an increase to the size of its share repurchase program by an additional $500 million. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release, dated November 29, 2018, announcing that the Company’s Board of Directors has increased the Company’s quarterly dividend on its common stock and OP units and declared the fourth quarter dividend.

99.2 Press release, dated November 30, 2018, announcing that the Company’s Board of Directors authorized an increase to the size of its share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2018

SL GREEN REALTY CORP.

	By:	/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer